Letterhead of Gordon Altman Butowsky Weitzen Shalov & Wein



November 6, 1997


Oppenheimer International Small Company Fund
Two World Trade Center
New York, New York 10048

Ladies and Gentlemen:

           This opinion is being furnished to Oppenheimer International Small Company Fund, a Massachusetts business trust (the "Trust"), in connection with the Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, filed by the Trust.
As counsel for the trust, we have
examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purposes of this opinion.

           To the extent the opinions expressed herein relate to the laws of the Commonwealth of Massachusetts, we have relied exclusively, with your consent, upon the opinion of Shafner Gilleran & Mortensen, P.C., dated November 6, 1997.

           Based upon the foregoing, we are of the opinion that the Shares to be issued as described in the Registration Statement have been duly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Registration Statement, will be legally and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Trust's Statement of Additional Information under the caption "About the Fund - How the Fund is Managed Organization and History").

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                               Very truly yours,


                               /s/ Gordon Altman Butowsky Weitzen
                                        Shalov & Wein

                             Gordon Altman Butowsky
                              Weitzen Shalov & Wein



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